Filed pursuant to Rule 424(b)(3)
Registration No. 333-134646

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 14, 2006)

1,609,090 Shares

Zumiez Inc.

Common Stock

The selling shareholder identified in this prospectus supplement is offering 1,609,090 shares of our common stock. We will not receive any proceeds from the sale of these shares.

Our common stock is traded on the Nasdaq National Market under the symbol “ZUMZ.” On June 14, 2006, the last reported sale price of our common stock on the Nasdaq National Market was $28.37 per share.

Investing in our common stock involves risks. See “Risk Factors” on page S-1 of this prospectus supplement and on page 3 of the accompanying prospectus.

	Per Share	Total
Public Offering Price	$27.87	$44,845,338
Underwriting Discounts and Commissions	$0.19	$305,727
Proceeds to Selling Shareholder	$27.68	$44,539,611

Delivery of the shares of our common stock will be made on or about June 20, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Piper Jaffray

The date of this prospectus supplement is June 14, 2006.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

This prospectus supplement and the accompanying prospectus have been prepared on the basis that all offers of shares of our common stock within the European Economic Area, if any, will be made pursuant to an exemption under the Prospectus Directive, as implemented in member states of the European Economic Area, from the requirement to produce a prospectus for offers of shares of our common stock. Accordingly, any person making or intending to make any offer within the European Economic Area of shares of our common stock which are the subject of the offering contemplated in this prospectus supplement should only do so in the circumstances in which no obligation arises for us, the selling shareholder, the underwriter or any broker-dealer that acts in connection with the sale of shares of our common stock to produce a prospectus for such offer. Neither we, the selling shareholder, the underwriter nor any such broker-dealer has authorized, nor do we, the selling shareholder, the underwriter or any such broker-dealer authorize, the making of any offer of shares of our common stock in the European Economic Area through any financial intermediary, other than offers made by the underwriter and broker-dealers authorized by us which constitute the final offering of shares of our common stock contemplated in this prospectus supplement.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement, which describes the terms of this offering of shares of our common stock by the selling shareholder named in this prospectus supplement, supplements the accompanying prospectus, which provides more general information. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. Any statement in the accompanying prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement, and any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the accompanying prospectus. Before you invest in shares of our common stock, you should carefully read this prospectus supplement, along with the accompanying prospectus, in addition to the information contained in the documents incorporated and deemed to be incorporated by reference in this prospectus supplement as described under “Incorporation by Reference” and in the accompanying prospectus as described under “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may prepare in connection with the distribution of these securities. We have not authorized anyone to provide you with information that is different. The selling shareholder is offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus that we may prepare in connection with the distribution of these securities is accurate only as of the respective dates of those documents, and the information contained in any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate only as of the date of that document, regardless of the time of delivery of this prospectus, any free writing prospectus or of any sale of our common stock.

As used in this prospectus supplement, unless the context otherwise requires, “we”, “us”, “our” and “Zumiez” refer to Zumiez Inc. and its subsidiary.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth in the accompanying prospectus under the caption “Risk Factors,” as well as the risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 28, 2006 incorporated by reference in the accompanying prospectus, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2006 incorporated by reference herein, and under the caption “Risk Factors” or any similar caption in any of our other filings with the Securities and Exchange Commission (“SEC”) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 incorporated by reference in this prospectus supplement or the accompanying prospectus, before making an investment decision. For more information, see “Incorporation by Reference” herein and “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in the accompanying prospectus.

USE OF PROCEEDS

The selling shareholder named below will receive all of the net proceeds from the sale of shares of our common stock offered by this prospectus. We will not receive any proceeds from the sale of shares of common stock offered by the selling shareholder.

SELLING SHAREHOLDER

The following table sets forth certain information with respect to Brentwood-Zumiez Investors, LLC, which is the sole selling shareholder in this offering. For further information regarding the selling shareholder and the data in the following table, see “Selling Shareholders” in the accompanying prospectus.

	Shares Beneficially Owned Before the Offering		Number of Shares Being	Shares Beneficially Owned After the Offering
Name	Number	Percent	Offered	Number	Percent
Brentwood-Zumiez Investors, LLC(1)	1,609,090	5.9%	1,609,090	—	—%

(1)          The membership interests of Brentwood-Zumiez Investors, LLC are held by Brentwood Associates Private Equity III, L.P., Brentwood Associates Private Equity III-A, L.P., and BAPE III Executive Fund, L.P. (collectively, “Brentwood Funds”). Brentwood Private Equity III, LLC is the general partner of each of the Brentwood Funds. William M. Barnum Jr., one of our directors, is a managing member of Brentwood Private Equity III, LLC, and has voting power, investment power and dispositive power over shares held by Brentwood-Zumiez Investors, LLC. Mr. Barnum disclaims beneficial ownership of the shares held or controlled by Brentwood-Zumiez Investors, LLC except to the extent of his pecuniary interest therein. The address for Brentwood-Zumiez Investors, LLC is 11150 Santa Monica Blvd., Suite 1200, Los Angeles, CA 90025. Applicable percentages are based on 27,357,481 shares outstanding on April 29, 2006.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the selling shareholder has agreed to sell to Piper Jaffray & Co., and Piper Jaffray & Co. has agreed to purchase from the selling shareholder, 1,609,090 shares of common stock. We sometimes refer to Piper Jaffray & Co. as the “underwriter.”

The underwriter has agreed to purchase all of the shares referred to in the preceding paragraph if any of those shares are purchased. If the underwriter defaults, the underwriting agreement may be terminated.

The shares of common stock are offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by counsel for the underwriter and other conditions. The underwriter reserves the right to withdraw, cancel or modify the offer and to reject orders in whole or in part.

The selling shareholder may be characterized as an “underwriter” within the meaning of the Securities Act of 1933 and therefore may be subject to certain statutory liabilities of the Securities Act of 1933.

Commissions and Discounts.   The underwriter has advised us that it proposes to offer the shares of common stock to the public at the public offering price appearing on the cover page of this prospectus supplement and to certain dealers at that price less a concession of not more than $0.11 per share. After the initial offering, the public offering price, concession and reallowance to dealers may be changed.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to the selling shareholder, both on a per share basis and in total.

	Per Share	Total
Public offering price	$27.87	$44,845,338
Underwriting discounts and commissions payable by the selling shareholder	$0.19	$305,727
Proceeds, before expenses, to the selling shareholder	$27.68	$44,539,611

We estimate that the expenses of this offering payable by us will be approximately $45,000. We have agreed to pay certain expenses of the selling shareholder incurred in connection with this offering, other than underwriting discounts and commissions payable in respect of the shares sold by the selling shareholder, and other than fees and disbursements of our counsel and accountants and fees and disbursements of counsel for the selling shareholder which will be paid by the selling shareholder.

Indemnity.   We and the selling shareholder have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-up Agreements.   We and the selling shareholder have agreed that, without the prior written consent of the underwriter, we and the selling shareholder will not, during the period beginning on and including the date of this prospectus supplement through and including the date that is the 30th day after the date of this prospectus supplement, directly or indirectly:

•       offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock;

•       in the case of us, file or cause the filing of any registration statement under the Securities Act of 1933 with respect to any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock (other than registration statements on Form S-8 relating to benefit plans described in clause (2) below, or securities issued in a transaction described in clause (5) below, of the immediately following paragraph); or

•       enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise. Moreover, if:

•       during the last 17 days of the 30-day restricted period referred to above we issue an earnings release or material news or a material event relating to us occurs, or

•       prior to the expiration of the 30-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 30-day period,

the restrictions described in the immediately preceding sentence will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless the underwriter waives, in writing, that extension.

The restrictions described in the immediately preceding paragraph do not apply to:

(1)         the sale of shares to the underwriter by the selling shareholder;

(2)         the issuance by us of shares, or options to purchase shares, of our common stock pursuant to our stock option and stock based plans, as those plans are in effect on the date of this prospectus supplement;

(3)         the issuance by us of shares of common stock upon the exercise of stock options outstanding on the date of this prospectus supplement or issued after the date of this prospectus supplement under our stock option and stock based plans referred to in clause (2) above, as those stock options and plans are in effect on the date of this prospectus supplement;

(4)         in the case of the selling shareholder, transfers to any member or partner of the selling shareholder if, in any such case, such transfer is not for value; and

(5)         the issuance by us of shares of common stock or other capital stock or any securities convertible into or exchangeable or exercisable for common stock or other capital stock (A) in order to acquire assets or equity of one or more businesses by merger, asset purchase, stock purchase or otherwise or (B) in connection with a strategic transaction involving another company, so long as, in each case described in clause (A) above, the shares of common stock, other capital stock or other securities are issued to the stockholders or other equity owners of the applicable business and, in each case described in clause (B) above, the shares of common stock, other capital stock or other securities are issued directly to such company or to the stockholders or other equity owners of such company, provided that, in the case of any transfer or issuance described in clause (4) or (5) above, the transferee or recipient, as the case may be, executes and delivers to the underwriter, not later than one business day prior to such transfer or issuance, a written agreement wherein it agrees to be subject to the restrictions described in the immediately preceding paragraph, subject to the applicable exceptions described above in this paragraph.

The underwriter may, in its sole discretion and at any time or from time to time, without notice, release all or any portion of the shares or other securities subject to the lock-up agreements. Any determination to release any shares or other securities subject to the lock-up agreements would be based on a number of factors at the time of determination, which may include the market price of the common stock, the liquidity of the trading market for the common stock, general market conditions, the number of shares or other securities proposed to be sold or otherwise transferred and the timing, purpose and terms of the proposed sale or other transfer.

Quotation on the Nasdaq National Market.   Our common stock is traded on the Nasdaq National Market under the symbol “ZUMZ.”

Stabilization.   In order to facilitate this offering of our common stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock. Specifically, the underwriter may sell more shares of common stock than it is obligated to purchase under the underwriting agreement, creating a short position. The underwriter must close out any short position by purchasing shares of common stock in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after the date of pricing of this offering that could adversely affect investors who purchase in this offering.

As an additional means of facilitating this offering, the underwriter may bid for, and purchase, common stock in the open market to stabilize the price of our common stock and may also reclaim selling concessions allowed to a dealer for distributing common stock in this offering if the underwriter repurchases previously distributed common stock to cover short positions or to stabilize the price of the common stock.

The foregoing transactions, if commenced, may raise or maintain the market price of our common stock above independent market levels or prevent or retard a decline in the market price of the common stock.

The underwriter has advised us that these transactions may be effected on the Nasdaq National Market or otherwise. Neither we nor the underwriter makes any representation that the underwriter will engage in any of the transactions described above and these transactions, if commenced, may be discontinued without notice. Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of the effect that the transactions described above, if commenced, may have on the market price of our common stock.

Sales Outside the United States.   The underwriter may arrange to sell shares in certain jurisdictions outside the United States, either directly where it is permitted to do so or through affiliates. See “Plan of Distribution—Sales Outside the United States” in the accompanying prospectus.

Other.   The underwriter has provided, and the underwriter and its affiliates in the future may provide, investment banking and/or other services to us from time to time for which they have received and in the future may receive compensation. In particular, the underwriter acted as one of the underwriters for our initial public offering in May 2005 and the public offering of shares of our common stock by the selling shareholder and certain other shareholders in November 2005.

INCORPORATION BY REFERENCE

In addition to the documents incorporated and deemed to be incorporated by reference in the accompanying prospectus as described therein under the caption “Incorporation of Certain Documents by Reference,” we are incorporating by reference in this prospectus supplement our Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2006 (File No. 000-51300) that we filed with the SEC on June 13, 2006, which Quarterly Report was filed after the date on which the registration statement of which the accompanying prospectus is a part was originally filed with the SEC and prior to the effectiveness of that registration statement.

Prospectus

2,428,668 Shares

Zumiez Inc.

Common Stock

This prospectus covers the offer and sale by the selling shareholders listed under the heading “Selling Shareholders” of up to 2,428,668 shares of our common stock. We will not receive any proceeds from the sale of the shares offered by the selling shareholders.

The selling shareholders may offer and sell the shares of our common stock in their discretion from time to time at prevailing market prices, at negotiated prices or at fixed prices. We will bear all of the expenses incurred in connection with the registration of these shares. The selling shareholders will pay any brokerage commissions and/or similar charges incurred for the sale of their shares of our common stock. See “Plan of Distribution” for more information on this topic.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, the selling shareholders may, from time to time, sell shares of our common stock described in this prospectus.

Our common stock is traded on the Nasdaq Stock Market under the symbol “ZUMZ.”  On June 6, 2006, the last reported sale price of our common stock on the Nasdaq Stock Market was $32.94 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2006

You should rely only on the information contained in this prospectus, the accompanying prospectus supplement, the documents incorporated or deemed to be incorporated by reference in this prospectus and the accompanying prospectus supplement, and any free writing prospectus that we may prepare in connection with the distribution of these securities. We have not authorized anyone to provide you with information that is different. The selling shareholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, the information contained in any prospectus supplement and any free writing prospectus that we may prepare in connection with the distribution of these securities is accurate only as of the respective dates of those documents, and the information contained in any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date of that document regardless of the time of delivery of this prospectus, any free writing prospectus or of any sale of our common stock.

This prospectus has been prepared on the basis that all offers of shares of our common stock within the European Economic Area, if any, will be made pursuant to an exemption under the Prospectus Directive, as implemented in member states of the European Economic Area, from the requirement to produce a prospectus for offers of shares of our common stock. Accordingly, any person making or intending to make any offer within the European Economic Area of shares of our common stock which are the subject of the offering contemplated in this prospectus should only do so in the circumstances in which no obligation arises for us, the selling shareholders or any underwriter or broker-dealer that acts in connection with the sale of shares of our common stock to produce a prospectus for such offer. Neither we, the selling shareholders nor any such underwriter or broker-dealer has authorized, nor do we, the selling shareholders or any such underwriter or broker-dealer authorize, the making of any offer of shares of our common stock in the European Economic Area through any financial intermediary, other than offers made by underwriters and broker-dealers authorized by us which constitute the final offering of shares of our common stock contemplated in this prospectus.

i

PROSPECTUS

Before you decide whether to purchase any of our common stock, in addition to the other information set forth or incorporated by reference in this prospectus, you should carefully consider the risk factors set forth below and those which, as described below, are incorporated by reference herein, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934. For more information, see the section entitled “Incorporation of Certain Documents by Reference.”  As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our” or “Zumiez” refers to Zumiez Inc and its subsidiary.

Zumiez Inc.

We are a leading specialty retailer of action sports related apparel, footwear, equipment and accessories operating under the Zumiez brand name. Our stores cater to young men and women between the ages of 12 and 24 who seek popular brands representing a lifestyle centered on activities that include skateboarding, surfing, snowboarding, bicycle motocross (or “BMX”) and motocross. We support the action sports lifestyle and promote our brand through a multi-faceted marketing approach that is designed to integrate our brand image with our customers’ activities and interests. As of May 27, 2006, we operated 182 stores primarily located in shopping malls, giving us a presence in 20 states.

We were founded in 1978 as a Washington corporation. In 2002, we reincorporated in Delaware and, on April 29, 2005, we reincorporated back to Washington. Our principal executive offices are located at 6300 Merrill Creek Parkway, Suite B, Everett, WA 98203. Our telephone number is (425) 551-1500 and our principal website address is www.zumiez.com. The information contained on our website does not constitute part of, nor is it incorporated into, this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes and/or incorporates by reference forward-looking statements that are based on our expectations regarding, among other things, net sales, selling, general and administrative expenses, profitability, financial position, business strategy, new store openings, and plans and objectives of management. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to us and our business, industry, markets and consumers, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among others, those described in “Risk Factors” herein and in our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated herein by reference (the “Incorporated Filings”).

These risks are not exhaustive. Other sections of this prospectus and in our Incorporated Filings describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those projected or implied in the forward-looking statements.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the specific risks set forth below and under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 28, 2006 incorporated by reference herein and under the caption “Risk Factors” or any similar caption in any of our subsequent filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) incorporated by reference herein, before making an investment decision. For more information see “Where You Can Find More Information.”

The price of our common stock is likely to be volatile and may decline.

The stock market in general, and the market for stocks of some retailers, have been highly volatile. As a result, the market price of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease, which could be substantial, in the value of their stock, including decreases unrelated to our operating performance or prospects. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including those listed elsewhere in this “Risk Factors” section, those described under the caption “Risk Factors” or any other similar caption in our Annual Report on Form 10-K for the fiscal year ended January 28, 2006 and our subsequent filings with the SEC incorporated by reference herein, and others such as:

•  variations in our operating performance and the performance of our competitors;

•  actual or anticipated fluctuations in our quarterly or annual operating results;

•  changes in our net sales or earnings estimates or recommendations by securities analysts;

•  publication of research reports by securities analysts about us or our competitors or our industry;

•  our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

•  additions and departures of key personnel;

•  strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;

•  the passage of legislation or other regulatory developments affecting us or our industry;

•  speculation in the press or investment community;

•  changes in accounting principles;

•  terrorist acts, acts of war or periods of widespread civil unrest; and

•  changes in general market and economic conditions.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

Future sales of our common stock in the public market could cause our stock price to fall.

Sales of our common stock in the public market, or the perception that such sales might occur, could cause the market price of our common stock to decline. In addition to the shares sold by us and certain of our shareholders in our initial public offering and a subsequent common stock offering in 2005 and any shares sold in this offering (which shares, in general, are or will be, as the case may be, freely transferable in the public markets), a substantial number of our outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933. However, these restricted securities may be included in registration statements we file with the SEC in the future, if any, which would enable those shares to be sold in the public markets. In addition, options to purchase shares of our common stock are outstanding and additional shares of our common stock are available for future awards under our stock option and stock purchase plans, and we have filed a registration statement under the Securities Act that permits the resale of shares issued upon exercise of those stock options or pursuant to those plans in the public markets.

We have outstanding options that have the potential to dilute shareholder value and cause the price of our common stock to decline.

In the past, we have offered, and we expect to continue to offer, stock options or other forms of stock-based compensation to our directors, officers and employees. If some or all of these options are exercised and such shares are sold into the public market, the market price of our common stock may decline.

Washington law and our articles of incorporation and bylaws contain antitakeover provisions that could delay, discourage or prevent takeover attempts that shareholders may consider favorable or attempts to replace or remove our management that would be beneficial to our shareholders.

Certain provisions of our articles of incorporation and our bylaws and of Washington law may delay, discourage or prevent transactions that our shareholders may consider favorable, including transactions that could provide for payment of a premium over the prevailing market price of our common stock, and also may limit the price that investors are willing to pay in the future for our common stock. For example, our articles of incorporation contain provisions, such as allowing our board of directors (the “Board”) to issue preferred stock with rights superior to those of our common stock without the consent of our shareholders and prohibitions on cumulative voting in the election of directors, which could make it more difficult for a third party to acquire us without the consent of our Board. In addition, our articles of incorporation provide for our Board to be divided into three classes serving staggered terms of three years each, permit removal of directors only for cause, provide that vacancies on the Board may be filled only by the affirmative vote of a majority of directors then in office, and require two-thirds shareholder approval of certain types of business transactions and to amend our bylaws. Furthermore, our bylaws require advance notice of shareholder proposals and nominations of candidates for election to our Board and eliminate the ability of shareholders to call for special shareholder meetings. In addition, Chapter 23B.19 of the Washington Business Corporation Act prohibits certain business combinations between us and certain significant shareholders unless certain conditions are met. These provisions may have the effect of delaying, deterring or preventing a third-party from acquiring us.

USE OF PROCEEDS

The selling shareholders will receive all of the net proceeds from the sale of shares of our common stock offered by this prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling shareholders.

SELLING SHAREHOLDERS

The following table sets forth certain information regarding the selling shareholders. Except as otherwise indicated by footnote, and subject to applicable community property laws, we believe that the beneficial owners of the common stock listed below have sole voting power and investment power with respect to their shares. Beneficial ownership is determined in accordance with the rules of the SEC. Based on information provided to us by the selling shareholders, none of the selling shareholders is a broker-dealer or affiliate of a broker-dealer. Applicable percentages are based on 27,357,481 shares outstanding on April 29, 2006.

Except as noted below, the address for each person is c/o Zumiez Inc., 6300 Merrill Creek Parkway, Suite B, Everett, Washington 98203. The registrar and transfer agent for our common stock is American Stock Transfer & Trust Company.

The shares of common stock covered by this prospectus may be sold by the selling shareholders and their transferees, pledgees, assignees or other successors in interest. We are registering the shares of our common stock for resale by the selling shareholders defined below. The shares are being registered to permit public secondary trading of the shares, and the selling shareholders may offer the shares for resale from time to time. The selling shareholders acquired the common stock to which this prospectus relates directly from us in private placement transactions that were exempt from the registration requirements of the federal and state securities laws.

	Shares Beneficially Owned Before the Offering		Number of Shares Being	Shares Beneficially Owned After the Offering(1)
Name	Number	Percent	Offered	Number	Percent
Thomas D. Campion(2)	6,839,806	25.0%	600,000	6,220,228	22.7%
Thomas D. Campion 2005 Annuity Trust (2-Year)	19,578	*	19,578	—	—
Richard M. Brooks(3)	4,213,024	15.4%	200,000	4,013,024	14.7%
Brentwood-Zumiez Investors, LLC(4)	1,609,090	5.9%	1,609,090	—	—

*       Represents beneficial ownership of less than 1%

(1)   Assumes the selling shareholders sell all of the common stock being offered by this prospectus.

(2)   Reflects shares of common stock held by grantor retained annuity trusts for which Thomas D. Campion is trustee, including the Thomas D. Campion 2005 Annuity Trust (2-Year). Mr. Campion is our Chairman of the Board.

(3)   Mr. Brooks is our President and Chief Executive Officer and a Director.

(4)   The membership interests of Brentwood-Zumiez Investors, LLC are held by Brentwood Associates Private Equity III, L.P., Brentwood Associates Private Equity III-A, L.P., and BAPE III Executive Fund, L.P. (collectively, “Brentwood Funds”). Brentwood Private Equity III, LLC is the general partner of each of the Brentwood Funds. William M. Barnum Jr., one of our directors, is a managing member of Brentwood Private Equity III, LLC, and has voting power, investment power and dispositive power over shares held by Brentwood-Zumiez Investors, LLC. Mr. Barnum disclaims beneficial ownership of the shares held or controlled by Brentwood-Zumiez Investors, LLC except to the extent of his pecuniary interest therein. The address for Brentwood-Zumiez Investors, LLC is 11150 Santa Monica Blvd., Suite 1200, Los Angeles, CA 90025.

PLAN OF DISTRIBUTION

We are registering shares of common stock on behalf of the selling shareholders. “Selling shareholders” includes donees, pledges, transferees or successors-in-interest selling securities received from a named selling shareholders as a gift, pledge or other non-sale related transfer after the date of this prospectus. All costs, expenses and fees, including brokerage commissions and similar selling expense, if any, in connection with the sale of shares will be borne by the selling shareholders.

The selling shareholders have advised us that the shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale and/or at negotiated prices. These sales may be effected at various times in one or more transactions, which may include:

•       unsolicited brokers’ transactions and transactions in which the broker-dealer solicits purchasers;

•       transactions involving cross or block trades or otherwise on the Nasdaq Stock Market or any other stock exchange, market or trading facility on which the shares are traded;

•       transactions otherwise than on the Nasdaq Stock Market or any other stock exchange, market (including the over-the-counter market) or trading facility on which the shares are traded;

•       transactions in which brokers, dealers or underwriters purchase the shares for resale;

•       transactions “at the market” to or through market makers of our common stock or into an existing market for our common stock;

•       transactions not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales through agents;

•       privately negotiated transactions;

•       block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•       an exchange distribution or secondary distribution in accordance with the rules of the applicable exchange;

•       short sales;

•       a combination of any such methods of sale; or

•       any other method permitted pursuant to applicable law.

In addition, the selling shareholders may also enter into hedging and/or other monetization transactions. For example, the selling shareholders may:

•       enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a selling shareholder and engage in short sales of our common stock under this prospectus, in which case the other party may use shares of our common stock received from the selling shareholders to close out any short positions;

•       itself sell short our common stock under this prospectus and use shares of our common stock held by it to close out any short positions;

•       engage in short sales against the box (i.e. when the seller owns securities that are the same as, or substantially identical to, securities borrowed and sold short), puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades;

•       enter into options, forward contracts or other transactions that require the selling shareholders to deliver, in a transaction exempt from registration under the Securities Act, our common stock to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling shareholder and publicly resell or otherwise transfer our common stock under this prospectus; or

•       loan or pledge our common stock to a broker-dealer or client of a broker-dealer or other third party who may then become a selling shareholder and sell the loaned shares or, in an event of default in the case of a pledge, become a selling shareholder and sell the pledged shares, under this prospectus.

The selling shareholders may sell shares directly to purchasers or to or through underwriters or broker-dealers, who may act as agents or principals. The underwriters or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom the underwriters or broker-dealers may act as agents or to whom they sell as principal, or both. The amount and form of compensation for these services will be determined by the selling shareholders and the purchaser or purchasers, and may be in excess of customary commissions.

Any underwriters or broker-dealers that act in connection with the sale of shares may be characterized as “underwriters” within the meaning of the Securities Act of 1933, and any commissions received by these underwriters or broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We and the selling shareholders may agree to indemnify any underwriter, agent, or broker-dealer (if any) that participates in transactions involving sales of the shares against specified liabilities, including liabilities arising under the Securities Act.

In the event that any NASD member participates in a public offering of these shares of common stock: (a) post-effective amendments or prospectus supplements disclosing the actual price and selling terms will be submitted to the NASD’s Corporate Financing Department (the “Department”) at substantially the same time they are filed with the SEC; (b) the Department will be advised if, subsequent to the filing of the offering, any 5% or greater shareholder of ours is or becomes an affiliate or associated person of an NASD member participating in the distribution; and (c) all NASD members participating in the offering will confirm their understanding of the requirements that have to be met in connection with SEC Rule 415 and Notice-to-Members 88-101. Underwriting discounts and commissions on shares of common stock sold in the initial distribution of any offering will not exceed 8% of the offering proceeds.

The selling shareholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq National Market System pursuant to Rule 153 under the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M of the Exchange Act of 1934 may apply to their sales in the market.

If the selling shareholders notify us of any material arrangement entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, under Rule 424(b) under the Securities Act, disclosing

•       the name of each such selling shareholder and of the participating underwriter or broker-dealer;

•       the number of shares involved;

•       the price at which the shares were sold;

•       the commissions paid or discounts or concessions allowed to the underwriter or broker-dealer; and

•       other facts material to the transaction.

In addition, if we are notified by a selling shareholder that a donee, pledgee, transferee or other successor-in-interest intends to sell the shares of common stock under this prospectus, a supplement or an amendment to this prospectus will be filed.

There can be no assurance that the selling shareholders will sell all or any of the shares of common stock pursuant to this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale pursuant to an exemption from the registration requirements of the Securities Act may be sold pursuant to that exemption, including sales under Rule 144 (provided they meet the criteria and conform to the requirements of that rule), rather than under this prospectus. The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

Sales Outside the United States.   Any underwriters or broker-dealers that act in connection with the offer or sale of shares of common stock may arrange to sell shares of common stock in certain jurisdictions outside the United States, either directly where it is permitted to do so or through affiliates.

If the securities are to be offered and sold in the United Kingdom, each underwriter or broker-dealer that acts in connection with such offer or sale of securities will represent and agree that:

•       it has not made or will not make an offer of the securities to the public in the United Kingdom within the meaning of section 102B of the Financial Securities and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (FSA);

•       if has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and

•       it has complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Each underwriter or broker-dealer that acts in connection with the offer or sales of securities will agree that the securities will not be offered, directly or indirectly, to the public in Switzerland and neither this prospectus nor any related prospectus supplement or free writing prospectus constitutes a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

Each underwriter or broker-dealer that acts in connection with the sale of securities will agree that the securities (i) will not be offered or sold, directly or indirectly, to the public (appel public à l’épargne) in the Republic of France and (ii) offers and sales of the securities in the Republic of France (a) will only be made to qualified investors (investisseurs qualifiés) as defined in, and in accordance with, Articles L 411-1, L 411-2 and D 411-1 to D 411-3 of the French Code monétaire et financier or (b) will be made in any other circumstances which do not require the publication by us of a prospectus pursuant to Article L 411-2 of the Code monétaire et financier and Article 211-2 of the Règlement  Général of the Autorité des marchés financiers.

Investors are informed that neither this prospectus nor any other offering material relating to the securities has not been admitted to the clearance procedures of the Autorité des marchés financiers, and that any subsequent direct or indirect circulation to the public of the securities so acquired may not occur without meeting the conditions provided for in Articles L 411-1, L 411-2, L412-2 and L 621-8 to L 621-8-2 of the Code Monétaire et Financier.

In addition, we represent and agree that we have not distributed or caused to be distributed and will not distribute or cause to be distributed in the Republic of France, this prospectus or any other offering material relating to the securities other than to those investors (if any) to whom offers and sales of the securities in the Republic of France may be made as described above.

In relating to each Member State of the European Economic Area (Iceland, Norway and Lichtenstein in addition to the member states of the European Union) that has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter or broker-dealer that acts in connection with the sale of securities will represent and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of the securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that it may, with effect from and including the Relevant Implementation Date, make an offer of the securities to the public in that Relevant Member State at any time:

•  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•  to fewer than 100 natural or legal persons (other than qualified investors, as defined in the Prospectus Directive); or

•  in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any securities under, the offer contemplated in this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter and broker-dealer that acts in connection with the offer or sale of securities that:

•  it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

•  in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (1) the securities acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriter or broker-dealer has been given to the offer or resale; or (2) where securities have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of the provisions in the two immediately preceding paragraphs, the expression an “offer of the securities to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Other.   Any underwriter or broker-dealer that acts in connection with the offer or sale of shares of common stock and their affiliates may have provided and in the future may provide commercial banking, investment banking and/or other services to us from time to time for which they may have received and in the future may receive compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Equity Sales and Related Transactions—Zumiez Holdings LLC

In October and November 2002, we entered into a series of transactions with the certain affiliates of Brentwood Private Equity III, LLC, a private equity firm (the “Brentwood Affiliates”) and certain of our shareholders (these transactions are referred to as the “2002 Recapitalization”). As part of the 2002 Recapitalization, we entered into a contribution agreement, or the “Contribution Agreement,” and certain other agreements, pursuant to which Zumiez Holdings LLC, a Delaware limited liability company, or “Zumiez Holdings,” was formed and substantially all of our then-outstanding shares of capital stock were contributed to Zumiez Holdings. In connection with the 2002 Recapitalization, we paid $143,000 in fees on behalf of Zumiez Holdings. As a result of this and other payments, we had a receivable from Zumiez Holdings in the amount of $149,000. This receivable was forgiven in the six months ended July 30, 2005 on the dissolution of Zumiez Holdings after our initial public offering in May 2005 and recorded as selling, general and administrative expense. The initial members of Zumiez Holdings were Brentwood-Zumiez Investors, LLC, an entity controlled by the Brentwood Affiliates, Thomas D. Campion, our Co-Founder and Chairman, Richard M. Brooks, our President and Chief Executive Officer, and John G. Haakenson, our Co-Founder. In addition, Thomas E. Davin and William M. Barnum, Jr., each of whom is currently a member of our Board of Directors, were associated with the Brentwood Affiliates at the time of the 2002 Recapitalization and Mr. Barnum is currently associated with the Brentwood Affiliates. Pursuant to the terms of the Zumiez Holdings limited liability company agreement, or the “Holdings LLC Agreement,” the assets of Zumiez Holdings, which consisted solely of shares of our common stock, were distributed to the persons entitled thereto and Zumiez Holdings was dissolved at the time of our initial public offering. Prior to this distribution, Zumiez Holdings held approximately 95% of our outstanding shares of common stock.

Services Agreement

In connection with the 2002 Recapitalization, we entered into a Corporate Development and Administrative Services Agreement, dated November 4, 2002, or the “Services Agreement,” with Brentwood Private Equity III, pursuant to which we were obligated to pay Brentwood Private Equity III an annual consulting fee, the amount of which fee depended on our adjusted EBITDA, and to reimburse Brentwood Private Equity III for certain expenses. For fiscal 2002, 2003 and 2004 and the six months ended July 30, 2005, we paid Brentwood Private Equity III consulting fees of $31,000, $200,000, $200,000 and $53,000, respectively, under the Services Agreement. We were also obligated under the Services Agreement to pay Brentwood Private Equity III an advisory fee based upon: (1) the aggregate consideration paid by us (A) in connection with an acquisition of all or substantially all of the capital stock, business or assets of another individual or business entity and (B) in connection with any joint venture or minority investment and (2) the amount of any equity interest or similar securities issued by us with the assistance of Brentwood Private Equity III. We were not obligated to pay Brentwood Private Equity III any fees pursuant to clause (2) of the preceding sentence, or any additional advisory or other fees, under the Services Agreement in connection with our initial public offering. The Services Agreement terminated upon the consummation of our initial public offering in May of 2005. The terms of the Services Agreement were negotiated in connection with the 2002 Recapitalization and such negotiations were conducted on an arms-length basis.

Expense Agreement

In connection with the 2002 Recapitalization, we entered into an Expense Agreement, dated November 4, 2002, or the “Expense Agreement,” with Zumiez Holdings pursuant to which we were obligated to reimburse Zumiez Holdings, or such other parties as Zumiez Holdings designated, for reasonable expenses incurred in connection with facilitating investments in us. The Expense Agreement terminated upon the consummation of our initial public offering in May of 2005. The terms of the Expense Agreement were negotiated in connection with the 2002 Recapitalization and such negotiations were conducted on an arms-length basis.

U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general discussion of material U.S. federal income and estate tax consequences of the acquisition, ownership, and disposition of our common stock purchased pursuant to this offering by a beneficial owner that, for U.S. federal income tax purposes, is a non-U.S. holder. As used in this prospectus, the term “non-U.S. holder” means a person that is not, for U.S. federal income tax purposes:

•  an individual who is a citizen or resident of the United States;

•  a corporation (including any entity treated as a corporation for U.S. tax purposes) created or organized in the United States or under the laws of the United States or of any political subdivision of the United States;

•  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•  a trust, in general, if its administration is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all of its substantial decisions, or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion assumes that you will hold our common stock issued pursuant to this offering as a capital asset within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) (i.e., generally, property held for investment). This discussion does not address all aspects of U.S. federal taxation that may be relevant to a particular non-U.S. holder in light of the holder’s individual investment or tax circumstances, or to non-U.S. holders that are subject to special tax rules. In addition, this description of U.S. tax consequences does not address:

•  U.S. state and local or non-U.S. tax consequences;

•  specific facts and circumstances that may be relevant to a particular non-U.S. holder’s tax position;

•  the tax consequences for the shareholders, partners or beneficiaries of a non-U.S. holder;

•  special tax rules that may apply to some non-U.S. holders, including without limitation, banks, insurance companies, financial institutions, broker-dealers, tax-exempt entities, or U.S. expatriates; or

•  special tax rules that may apply to a non-U.S. holder that holds our common stock as part of a straddle, hedge or conversion transaction or other integrated investment.

If a partnership is a beneficial owner of our common stock, the treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner of our common stock that is a partnership and partners in such a partnership should consult their tax advisors regarding the U.S. federal income tax consequences of acquiring, owning, and disposing of our common stock.

This discussion is based on current provisions of the Code, final, temporary and proposed U.S. Treasury regulations, judicial opinions, published positions of the U.S. Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained. Furthermore, this discussion does not include any discussion of any state, local or foreign tax considerations.

We urge you to consult your tax advisor regarding the U.S. federal tax consequences of acquiring, owning or disposing our common stock, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction or under any applicable tax treaty.

Dividends

We do not anticipate paying cash dividends on our common stock in the foreseeable future. However, if cash distributions are paid to non-U.S. holders on shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of earnings and profits will constitute a return of capital that is applied against and reduces the non-U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under
“—Gain on Sale, Exchange or other Taxable Disposition of Common Stock” below.

Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of U.S. federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a U.S. taxpayer identification number).

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States, directly or through an entity treated as a partnership for U.S. tax purposes, and, if provided in an applicable income tax treaty, dividends that are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, are not subject to the U.S. withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated U.S. federal income tax rates. Certain certification and disclosure requirements must be complied with for effectively connected income or income attributable to a permanent establishment to be exempt from withholding. Any effectively connected dividends or dividends attributable to a permanent establishment received by a non-U.S. holder that is treated as a foreign corporation for U.S. tax purposes may be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

To claim the benefit of a tax treaty or an exemption from withholding because dividends are effectively connected with the conduct of a trade or business in the United States, a non-U.S. holder must provide a properly executed IRS Form W-8BEN for treaty benefits or IRS Form W-8ECI for effectively connected income, before the payment of dividends. These forms generally must be updated periodically. Non-U.S. holders may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund. However,

•  in the case of common stock held by a foreign partnership, the certification requirement generally will be applied to the partners of the partnership and the partnership will be required to provide certain information;

•  in the case of common stock held by a foreign trust, the certification requirement generally will be applied to the trust or the beneficial owners of the trust depending on whether the trust is a “foreign complex trust,” “foreign simple trust,” or “foreign grantor trust” as defined in the U.S. Treasury regulations; and

•  look-through rules will apply for tiered partnerships, foreign simple trusts and foreign grantor trusts.

A non-U.S. holder that is a foreign partnership or a foreign trust is urged to consult its own tax advisor regarding its status under U.S. tax law and the certification requirements applicable to it.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax, including by way of withholding, on gain recognized on a sale, exchange or other taxable disposition of our common stock unless any one of the following applies:

1.     The non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or other taxable disposition and certain other requirements are met;

2.     The gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, directly or through an entity treated as a partnership for U.S. tax purposes and, if an applicable tax treaty requires, attributable to a U.S. permanent establishment or fixed base of such non-U.S. holder; or

3.     We are or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “United States real property holding corporation,” within the meaning of Section 897(c)(2) of the Code, unless our common stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, during the relevant period (the “5% exception”). We believe that we have not been and are not currently a United States real property holding corporation, and we do not expect to become a United States real property holding corporation. However, no assurances can be made in this regard. Furthermore, no assurances can be provided that our stock will be considered to be regularly traded on an established securities market for purposes of Section 897 of the Code.

Non-U.S. holders described in clause (1) above are taxed on their gains (including gains from sales of our common stock and net of applicable U.S. losses from sales or exchanges of other capital assets incurred during the year) at a flat rate of 30% or such lower rate as may be specified by an applicable income tax treaty (which may be offset by U.S. source capital losses of the non-U.S. holder, if any). Non-U.S. holders described in clause (2) or (3) above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. If a non-U.S. holder described in clause (2) or (3) is a corporation, it may be subject to the additional branch profits tax at a rate equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. In addition, if we are determined to be a United States real property holding corporation and the 5% exception does not apply, then a purchaser may be required to withhold 10% of the proceeds payable to a non-U.S. holder from a sale or other taxable disposition of our common stock.

U.S. Federal Estate Taxes

Our common stock beneficially owned or treated as beneficially owned by an individual who at the time of death is a non-U.S. holder, and certain lifetime transfers of an interest in common stock made by such an individual, will be included in his or her gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax. Estates of non-resident aliens are generally allowed a statutory credit that has the effect of offsetting the U.S. federal estate tax imposed on the first $60,000 of the taxable estate.

Information Reporting and Backup Withholding

Under U.S. Treasury regulations, we must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such non-U.S. holder and the tax withheld with respect to those dividends. These information reporting requirements apply even if withholding was not required because the dividends were effectively connected dividends or withholding was reduced or eliminated by an applicable tax treaty. Copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

The gross amount of dividends paid to a non-U.S. holder that fails to certify its non-U.S. holder status in accordance with applicable U.S. Treasury regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

A non-U.S. holder is required to certify its non-U.S. status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a U.S. office of a broker.

U.S. information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of common stock where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a U.S. person; (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States; (iii) a controlled foreign corporation as defined in the Code; or (iv) a foreign partnership with certain U.S. connections, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current U.S. Treasury regulations.

The foregoing discussion is only a summary of certain U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our common stock by non-U.S. holders. You are urged to consult your own tax advisor with respect to the particular tax consequences to you of ownership and disposition of our common stock, including the effect of any U.S. federal, state or local, non-U.S. or other tax laws and any applicable income or estate tax treaty.

LEGAL MATTERS

Preston Gates & Ellis LLP, Seattle, Washington, will pass upon the validity of the common stock offered hereby. Sidley Austin LLP, San Francisco, California, will act as counsel to any underwriters or agents.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 28, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, including the documents incorporated herein by reference, constitutes a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement. You should refer to the registration statement and its related exhibits and schedules, and the documents incorporated herein by reference, for further information about our company and the securities offered in this prospectus. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of that document filed as an exhibit to the registration statement or otherwise filed with the SEC, and each such statement is qualified by this reference. The registration statement and its exhibits and schedules, and the documents incorporated herein by reference, are on file at the offices of the SEC and may be inspected without charge.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference in this prospectus certain information that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC incorporated herein automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information in those documents that is deemed by the rules of the SEC to be furnished and not filed, until we file a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold:

•       our annual report on Form 10-K for the year ended January 28, 2006;

•       our quarterly report on Form 10-Q for the fiscal quarter ended April 29, 2006;

•       our current report on Form 8-K filed on April 28, 2006, our current report on Form 8-K filed on May 3, 2006 containing Item 4.01 and Item 9.01 and Exhibit 16.1 regarding the change in our independent registered public accounting firm, our current reports on Form 8-K filed on May 22, 2006, May 31, 2006 and June 5, 2006 and the information appearing in Item 1.01 and Item 8.01 and in Exhibits 99.1, 99.2, 99.3 and 99.5 of our current report on Form 8-K filed on March 15, 2006;

•       the description of our common stock, preferred stock, registration rights agreement and certain anti-takeover provisions set forth and incorporated by reference in our Registration Statement on Form 8-A filed on May 3, 2005, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in the applicable prospectus supplement or any document that we subsequently file with the SEC that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain a copy of any of our filings, at no cost, by accessing the SEC’s website at http://www.sec.gov or by writing to or telephoning us at:

Zumiez Inc.

6300 Merrill Creek Parkway, Suite B

Everett, WA 98203

Attention: Investor Relations

(425) 551-1500

1,609,090 Shares
Common Stock

PROSPECTUS SUPPLEMENT
June 14, 2006

Piper Jaffray